Exhibit 21.1

List of Subsidiaries

Twinlab Consolidation Corporation, a wholly owned subsidiary of Twinlab Consolidated Holdings, Inc.

Twinlab Holdings, Inc., a wholly owned subsidiary of Twinlab Consolidation Corporation

ISI Brands Inc., a wholly owned subsidiary of Twinlab Holdings, Inc.

Twinlab Corporation., a wholly owned subsidiary of Twinlab Holdings, Inc.

NutraScience Labs, Inc., a wholly owned subsidiary of Twinlab Consolidation Corporation

Nutrascience Labs IP Corporation, a wholly owned subsidiary of Twinlab Consolidation Corporation

Organic Holdings LLC, a wholly owned subsidiary of Twinlab Consolidation Corporation

CocoaWell, LLC, a wholly owned subsidiary of Organic Holdings LLC

Fembody, LLC, a wholly owned subsidiary of Organic Holdings LLC

InnoVitamin Organics, LLC, a wholly owned subsidiary of Organic Holdings LLC

Joie Essance, LLC, a wholly owned subsidiary of Organic Holdings LLC

Organics Management LLC, a wholly owned subsidiary of Organic Holdings LLC

Re-Body, LLC, a wholly owned subsidiary of Organic Holdings LLC

Reserve Life Organics, LLC, a wholly owned subsidiary of Organic Holdings LLC

ResVitale, LLC, a wholly owned subsidiary of Organic Holdings LLC

Reserve Life Nutrition, L.L.C., a wholly owned subsidiary of Organic Holdings LLC

Innovita Specialty Distribution LLC, a wholly owned subsidiary of Organic Holdings LLC